EXHIBIT 15

July 26, 2007

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Alcoa Inc.

Commissioners:

We are aware that our report dated July 26, 2007, on our review of interim financial information of Alcoa Inc. and its subsidiaries (Alcoa) for the three and six-month periods ended June 30, 2007 and 2006 and included in Alcoa’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-24846, 333-32516, 333-106411, 33-22346, 33-49109, 33-60305, 333-27903, 333-62663, 333-79575, 333-36208, 333-37740, 333-39708, 333-115717, and 333-128445), Form S-3 (No. 333-74874), and Form S-4 (No. 333-141419).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania